Conference Call January 27, 2015 DuPont Fourth Quarter and Full Year 2014 Earnings

1 Regulation G The attached charts include company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This document contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; abili ty to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information. Developing Markets Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com. Additional Information And Where To Find It DuPont intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont’s 2015 Annual Meeting. Information about DuPont’s directors and executive officers is available in DuPont’s proxy statement, dated March 14, 2014, for its 2014 Annual Meeting. To the extent holdings of DuPont’s securities by such directors or executive officers have changed since the amounts printed in the 2014 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with DuPont’s 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at DuPont’s website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

Introductory Remarks 2 • Strong progress in 2014 leaves DuPont poised to deliver higher growth and higher value in 2015 and beyond • Continued portfolio transformation as a dynamic science company driven by innovation, execution, and global reach • Continued focus on innovation and development of new products and solutions • Initiated operational redesign and related cost cutting program • Hired world-class management consultant to undertake thorough assessment • Increased target cost reductions to $1.3 billion by end of 2017 • Progress on Chemours • Reached strategic milestones with initial Form 10 filing in December • Separation on track to be completed mid-year • Demonstrated commitment to capital return • $2 billion of common shares repurchased in 2014 • Common stock dividend increased 4 percent in July • Proceeds from Chemours separation expected to be returned to shareholders via share repurchases

4Q 2014 Financial Highlights* $ in millions, except EPS 3 4Q14 vs. 4Q13 FY14 vs. FY13 EPS* Operating earnings** $0.71 20% $4.01 3% GAAP earnings $0.73 284% $3.90 28% Segment Operating Earnings** $1,014 8% $5,955 1% 4Q14 vs. 4Q13 FY14 vs. FY13 Consolidated Net Sales* $7,378 (5%) $34,723 (3%) Volume 3% 1% Local Prices (1%) (1%) Currency Impact (3%) (1%) Portfolio (4%) (2%) * Amounts reflect continuing operations ** See appendix for reconciliations of Non-GAAP Measures

4Q 2014 Segment Operating Earnings* Variance ($ in millions)



$939
Segment Operating Earnings*
$41
$38
$9
$4
$1
($2)
($0)
($16)
$1,014
Segment Operating Earnings*
4Q13
Ag
Perf Mtls
IB
E&C
N&H
Perf Chem
S&P
Other
4Q14

Key Factors

- Growth in Agriculture driven by the timing of seed shipments, higher crop protection volumes, lower costs and gains from the sale of businesses, partially offset by lower corn seed sales in Brazil and negative currency impact
- Performance Materials results driven by demand for ethylene and performance polymers, continued productivity and lower costs
- Safety & Protection results were flat as increased demand in industrial markets and lower costs were offset by lower local price, currency and the impact of portfolio changes
- Other reflects higher expenses associated with pre-commercial programs
- Segment results include a benefit of approx. $175 million due to lower performance-based compensation year over year. Impact by segment is as follows: Agriculture - $90 million, Electronics & Communications - $10 million, Industrial Biosciences - $5 million, Nutrition & Health - $10 million, Performance Chemicals - $30 million, Performance Materials - $15 million, and Safety & Protection - $15 million

* See appendix for details of significant items and reconciliation of Non-GAAP Measures

4

Collaboration Speeds Innovation 2013 Highlights Global Sales – Regional Highlights 5 U.S. & Canada 35% Developing EMEA 8% Developed EMEA 15% Developing Asia 16% Developed Asia 10% Latin America 16% Region % Worldwide -5% U.S. & Canada -3% Developed EMEA -8% Developed Asia -13% Developing Markets -3% Developing Asia +3% Developing EMEA +4% Latin America -10% 4Q 2014 Sales by Region 4Q 2014 Sales YOY% Change

4Q 2014 Operating EPS* Variance



$0.59
Operating*
EPS
$0.09
($0.03)
$0.07
($0.03)
$0.02
$0.71
Operating*
EPS
4Q13
Segment results
Portfolio changes
Corp & Interest Exp
EGL
Lower shares
4Q14

Key Factors

- Segment earnings, excluding portfolio changes, were up $0.09, as lower costs and additional gains from portfolio actions of $90 million were partially offset by a weaker Ag economy and a stronger U.S. dollar
- Lower corporate and interest expense and lower shares outstanding together contributed $0.09 to the quarter
- Portfolio actions include the impact of previous divestitures as well as the sales of copper fungicides (Kocide® and ManKocide®), Land Management business, Asana® insecticides, Dymel® pharmaceutical grade propellants, and the alfalfa seed business in the quarter

* See appendix for details of significant items and reconciliation of Non-GAAP Measures

6

Balance Sheet and Cash December 31, 2014 7 Free Cash Flow • ~$0.4B improvement YOY • Absence of prior-year tax payments related to the sale of Performance Coatings Balance Sheet • $3.7B net debt** • $2.0B in share repurchases – about 30 million shares retired • ~$3.7B increase in unfunded pension & OPEB liability due to change in discount rates and mortality tables Uses of Cash in 2015 • ~$1.4B debt maturity in 1Q 2015 • ~$1.7B for normal dividends • Continued growth investments in line with strategy 0.0 0.5 1.0 1.5 2.0 YTD 13 YTD 14 $ B il li o n s 0 4 8 12 16 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow is cash provided by operating activities of $3,712MM and $3,179MM less purchases of plant, property and equipment of $2,020MM and $1,882MM for the year ended December 31, 2014 and 2013, respectively. ** See appendix for reconciliation of Non-GAAP measures.

2013 Highlights Other Financial Highlights 8 • Increased total expected cost savings from operational redesign to at least $1.3 billion • Redesign initiative on track and contributed $0.05 per share to operating earnings in the quarter; $0.07 per share for full year 2014 • On track to complete Performance Chemicals separation mid 2015: • Initial Form 10 filed in December 2014 • Targeting a high yield credit rating of BB • Expect to return all or substantially all of anticipated Chemours one-time dividend proceeds to shareholders via share repurchases within 12-18 months of separation

2015 Assumptions 9 Key Market Summary Macroeconomic Outlook • Ag sector remains challenged ⁻ Farmer net income has declined ⁻ Expect lower corn planted area • Global light vehicle builds expected to rise nearly 3% • Strong growth in photovoltaics driven by higher global module installations • U.S. housing starts up ~15% • Dollar stronger against most currencies • Global GDP 3% • Industrial Production 3% ⁻ Acceleration in US manufacturing ⁻ Continued uncertainty in Europe and Japan ⁻ China growth slowing

2015 Expectations and Outlook 10 • Net sales even with prior year, ~5 percent growth from volume and local price offset by portfolio changes and impact of currency • Operating EPS* earnings range of $4.00 - $4.20 per share • Includes Performance Chemicals • Includes currency headwind of ~$0.60 per share • Base tax rate ~22% • Increase due to expected geographical mix of earnings and absence of US R&D credit • ~$0.15 per share headwind in 2015 • Capital Expenditures ~$1.8B • Items excluded from Operating Earnings*: • Non-operating pension expense ~$0.21per share; increase from 2014 due to discount rates • Transaction costs for Performance Chemical separation ~$0.30 per share * See appendix for reconciliation of Non-GAAP measures

* Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. Agriculture Pioneer, Crop Protection 11 0.0 0.5 1.0 1.5 2.0 4Q12 4Q13 4Q14 $ in Billio n s 4Q12 4Q13 4Q14 -8.0% -4.0% 0.0% 4.0% 8.0% -100 -50 0 50 100 150 M a rg in $ in M ill io n s 1Q and FY Outlook • 1Q: Sales - About 10 percent lower primarily driven by currency, lower corn planted area, timing of seed shipments, and lower herbicide volumes; Operating Earnings - About 25 percent lower • Economic environment in the agriculture sector challenged and corn volumes will be under pressure from lower planted area • Currency impact will be greatest in the first quarter when the majority of sales in Europe occur • Expect local price gains from new product mix • Full-Year: Sales - Low-single digits percent lower; Operating Earnings - High-single digits percent lower; primarily due to currency; ex-currency, up mid- to high-single digit percent • Confident in long-term sustainable demand growth and Ag pipeline 4Q Comments • Sales - 4 percent lower as a 5 percent increase in volumes was offset by 8 percent lower USD pricing from both currency and local price and a 1 percent decline from portfolio • Volume growth from crop protection and the timing of seed shipments in North America and Europe for the 2015 planting season • Lower corn seed volume and price in Brazil reflecting lower planted area and the impact of insect resistance • Operating Earnings - $129 million increased $41 million as lower costs, productivity improvements and gains from portfolio actions of $36 million more than offset the sales decline 4Q Operating Earnings** 4Q Sales*

Performance Materials*** Performance Polymers (DPP), Packaging & Industrial Polymers (P&IP) 12 0.0 0.4 0.8 1.2 1.6 2.0 4Q12 4Q13 4Q14 $ in Billio n s 4Q12 3Q13 4Q14 0% 5% 10% 15% 20% 25% 0 75 150 225 300 375 M a rg in $ in M ill io n s 4Q Comments • Sales - Positive volume and local pricing were more than offset by currency and portfolio impact, resulting in a decline of 4 percent • Segment volume increased 4 percent on solid demand in auto, packaging, industrial and consumer markets • China and North American demand strong in the auto sector • Operating Earnings - Up 13 percent as higher volume, prices, and lower costs more than offset negative impacts from currency and portfolio changes • Operating margins increased 340 bps on favorable ethylene dynamics and higher volumes 1Q and FY Outlook • 1Q: Sales - Down mid-single digits due to currency and portfolio changes, ex portfolio and currency up mid single digits • Operating Earnings - Increase in the mid-teens on higher volume • Expect lower margins for ethylene and ethylene-based products • Full Year: Sales - Strong volumes are more than offset by the combined negative impact of portfolio, price and currency, resulting in sales down mid-single digits • Operating Earnings - Up mid-single digits as higher volumes more than offset the negative impact of currency * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. ***Prior periods reflect reclassification of Viton® fluoroelastomers from Performance Materials to Performance Chemicals. 4Q Operating Earnings** 4Q Sales*

Industrial Biosciences 13 0.0 0.1 0.2 0.3 0.4 4Q12 4Q13 4Q14 $ in B ill io n s 4Q12 4Q13 4Q14 0.0% 5.0% 10.0% 15.0% 20.0% 0 10 20 30 40 50 60 M a rg in $ in M ill io n s 4Q Comments • Sales - Down 1 percent as 2 percent higher volumes were more than offset by the impact of currency • Growth in enzymes driven by new product offerings and increased sales into emerging markets • Biomaterial sales were lower on weaker demand in key US markets • Operating earnings - Up 23 percent on higher volumes, stronger product mix, and lower costs 1Q and FY Outlook • 1Q: Sales & Operating Earnings – Mid-single digit volume growth will be offset by the negative impacts of currency and lower prices, resulting in sales and operating earnings even with the prior year • Enzyme demand continues to be steady in ethanol, animal nutrition, and food enzyme markets • Full Year: Sales - Mid-single digit volume growth will be offset by the impacts of currency, lower price resulting in flat sales • Full Year Operating Earnings - Up in the high teens; both on higher volumes and stronger mix * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 4Q Operating Earnings** 4Q Sales*

* Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. Electronics & Communications 14 0.0 0.2 0.4 0.6 0.8 1.0 4Q12 4Q13 4Q14 $ in Billio n s 4Q12 4Q13 4Q14 0% 5% 10% 15% 20% 0 25 50 75 100 125 M a rg in $ in M ill io n s 4Q Comments • Sales - Down 11 percent on lower volumes and lower metals prices • Volume growth in several product lines was more than offset by competitive pressures impacting Solamet® paste • Operating Earnings - Up 4 percent as lower costs and productivity improvements offset lower sales volumes 1Q and FY Outlook • 1Q: Sales - Down about 10 percent from short-term challenges in PV paste and lower metals prices; Operating Earnings - About flat benefiting from productivity • Global photovoltaic (PV) module installations expected to grow about 20 percent • Continued volume growth in Tedlar® film, consumer electronics and packaging graphics; short-term challenges in PV paste • Full year: Sales - Up low-single digits percent on higher volume offset by lower metals prices and currency; Operating earnings - Up high-teens percent on higher volumes and productivity • Expect to benefit from our new photovoltaic paste products in the second half of the year 4Q Operating Earnings** 4Q Sales*

Nutrition & Health 15 * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 0.0 0.2 0.4 0.6 0.8 1.0 4Q12 4Q13 4Q14 $ in Billio n s 4Q12 4Q13 4Q14 0% 3% 6% 9% 12% 0 20 40 60 80 100 120 M a rg in $ in M ill io n s 4Q Comments • Sales - Volume growth in cultures and probiotics was more than offset by the negative impact of currency • Operating Earnings - Increased 1% as the negative impact of currency and unfavorable mix were offset by a gain on termination of a distribution agreement of $18 million and lower costs • Sixth consecutive quarter of year-over-year operating margin improvement 1Q and FY Outlook • 1Q: Sales & Operating Earnings – Mid-single digit volume gains offset by a significant currency impact resulting in flat sales and operating earnings • Market conditions expected to remain challenging in Europe • Full-year: Sales - Flat with broad-based volume gains offset by currency • Operating earnings - Up mid-single digits percent higher from higher volume, improved mix, lower raw material costs and a continued focus on productivity despite significant currency headwinds • Expect continued full-year operating margin expansion 4Q Operating Earnings** 4Q Sales*

Safety & Protection Protection Technologies (DPT), Building Innovations (BI), Sustainable Solutions (DSS) 16 0.0 0.2 0.4 0.6 0.8 1.0 1.2 4Q12 4Q13 4Q14 $ in Billio n s 4Q12 4Q13 4Q14 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 M a rg in $ in M ill io n s 4Q Comments • Sales - 3 percent volume growth was more than offset by currency and portfolio impact • Increased demand in industrial markets for Nomex® thermal resistant fiber, Kevlar® high strength materials, and Tyvek® protective material • Operating Earnings - Flat as higher volumes and lower costs were offset by portfolio changes and currency • Full-year operating earnings were up 15 percent with operating margins up 260 basis points 1Q and FY Outlook • 1Q: Sales – Volume growth of mid to high single digits percent is more than offset by currency and portfolio, resulting in sales down low-single digits on a percent basis • Operating Earnings - Increase in the mid-single digits due to mix enrichment and continued productivity • Full-year: Sales –Mid single digit volume growth is offset by the impact of portfolio changes resulting in sales even with the prior year • Operating Earnings - Up low teens on a percentage basis as volume growth, continued margin improvement and productivity partially offset by currency and the impact of portfolio changes * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. 4Q Operating Earnings** 4Q Sales*

Performance Chemicals*** Titanium Technologies (DTT), Chemical & Fluoroproducts (DC&F) 17 0.0 0.5 1.0 1.5 2.0 4Q12 4Q13 4Q14 $ in Billio n s 4Q12 4Q13 4Q14 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 300 M a rg in $ in M ill io n s 4Q Comments • Sales - Down 6 percent due primarily to a 5 percent negative portfolio impact • Segment volumes were up 3 percent on solid demand for chemicals and fluoroproducts, • Ti02 volumes were flat and prices were down 7% from the prior year, 6% on a sequential basis • Operating Earnings - Down 1 percent as gains from the sales of non-strategic assets, higher volumes and lower costs were more than offset by lower segment prices, currency and portfolio impacts • Current period includes a $23 million gain from the sale of a business 1Q and FY Outlook • 1Q: Sales - Down mid-single digits; Operating earnings - Down about 35 percent; Both due primarily to lower USD pricing and the negative impact of currency • Current Ti02 industry environment relatively stable with inventory levels near normal • Full-year: Sales – Up low single digits; volumes expected to grow at 1-2x GDP • Operating Earnings - Flat as higher volumes are offset by the negative impact of currency and portfolio changes * Segment sales include transfers. **See appendix for reconciliation of non-GAAP measures. ***Prior periods reflect reclassification of Viton® fluoroelastomers from Performance Materials to Performance Chemicals 4Q Operating Earnings** 4Q Sales*

APPENDIX 1: FOURTH QUARTER 2014 SEGMENT COMMENTARY This data should be read in conjunction with the Company’s fourth quarter earnings news release dated January 27, 2015, DuPont’s 4Q 2014 Earnings Conference Call presentation materials and reconciliations of non-GAAP to GAAP measures included in the presentation materials and posted on the DuPont Investor Center website at www.dupont.com. 1/27/2015 18

Segment Commentary Fourth Quarter Earnings 2014 19 Agriculture In our Agriculture segment, fourth quarter sales are largely driven by the summer and Safrinha seasons in Latin America and shipments to customers in advance of the 2015 planting season in the northern hemisphere. Sales for the quarter were 4 percent below the prior year as volume growth in crop protection and the timing of seed shipments for the 2015 planting season were more than offset by lower corn seed sales in Brazil and the negative impact of currency. Fourth quarter operating earnings of $129 million increased $41 million as lower costs, productivity improvements and gains from portfolio actions of $36 million more than offset the decline in sales. For the full year, operating earnings decreased 5 percent as higher crop protection volumes, higher local seed prices and lower costs, including seed inputs, were more than offset by lower corn seed volumes, the negative impact of currency and portfolio impacts. During the year we took disciplined actions to streamline our cost structure, further focus our investments on the highest growth opportunities and better position ourselves for the current economic environment. Crop protection sales for the quarter were 1 percent lower as volume growth from most regions was more than offset by the negative impact of currency and from portfolio changes. For the full year, crop protection sales grew 4 percent in a challenging market environment led by insecticides and fungicides while herbicide sales declined. We saw further growth in 2014 from Rynaxypyr® and from successful launches of Cyazypyr® and our new seed treatments in several markets. Moving to the seed business, fourth quarter sales declined 7 percent due in part to strong currency headwinds. In Brazil, corn seed market share and price were lower reflecting the impact of fall armyworm resistance. Brazil corn volumes were also negatively impacted as farmers planted fewer hectares of corn. Fourth quarter shipments in North America and Europe were higher than the prior year in advance of 2015 planting. For the full year, seed sales declined 7 percent as higher local seed price from new products was more than offset by reductions in corn planted area and market share declines in Brazil and North America.

Segment Commentary Fourth Quarter Earnings 2014 20 Agriculture (continued) As we look to the near future, we expect the economic environment in the agriculture sector to remain challenged. Farmer net income has declined and growers in Brazil’s Safrinha season and in North America are likely to reduce corn plantings again in 2015 putting pressure on volumes in the first half of the year. Our seed order book reflects this shift in acres. In addition, lower insect pressure in Brazil and continued elevated distributor inventories in the Americas will present headwinds in 2015 in crop protection markets. Farmers are increasing demand for our newest corn seed genetics, our AcreMax® integrated refuge corn products and our new T series soybean varieties. However, with profits coming down, farmers are sharpening their pencils when it comes to input purchases. Coupled with strong industry seed supplies, 2015 continues to be a very dynamic and competitive season. We anticipate currencies will remain volatile and headwinds to be substantial in markets like Europe, Brazil and Canada where we have seen strong growth in our market position in recent years. For the first half of 2015, which reflects the majority of the northern hemisphere season, we expect Agriculture segment sales to be mid-single digits percent lower with operating earnings about 10 percent below 2014 as price gains from new product mix are more than offset by currency and lower volumes. The currency impact will be greatest in the first quarter when the majority of 2015 season sales in Europe occur. Volumes will be more challenged in the first quarter due to an expected decline in North America and Brazil Safrinha corn area, the earlier timing of northern hemisphere seed shipments which benefited the fourth quarter of 2014, and a reduction in herbicide volumes. We expect first quarter sales to be about 10 percent lower and operating earnings about 25 percent below 2014. For the full year we expect sales to be down low-single digits percent and operating earnings down high-single digits percent as price gains from new seed and crop protection products are more than offset by currency headwinds. Excluding the impact of currency, we would expect operating earnings to be up mid- to high-single digits.

Segment Commentary Fourth Quarter Earnings 2014 21 Agriculture (continued) While agriculture markets may continue to face challenges in the short-term, we remain confident in the long-term fundamentals for sustainable demand growth for grain and oilseeds and in our growth strategy. We are excited about our near-term pipeline of new genetics and traits like event DP4114 and Leptra™ insect protection in seeds. Leptra™ will bring an additional mode of control to help Brazilian farmers manage the intense pressure they face from insects, including fall armyworm. In crop protection our robust pipeline of new actives will continue to complement our recent launches of insecticides and fungicides and our expanding seed treatment portfolio.

Segment Commentary Fourth Quarter Earnings 2014 22 Performance Materials Positive volume and local pricing were more than offset by currency and portfolio impact, resulting in a sales decline of 4 percent. Segment volumes increased 4 percent on solid demand in auto, packaging, industrial, and consumer markets. Demand for Performance Polymers, especially in China and North America, remained strong in the auto sector. China volumes were up approximately 15 percent year over year which more than offset lower demand in Europe, Japan, and Korea. In packaging, industrial, and consumer markets, specialty and commodity ethylene copolymer demand remained solid and ethylene sales were up versus the prior year. In the quarter, operating earnings increased 13 percent as higher volumes, prices and lower costs more than offset the negative impacts of currency and portfolio changes. Operating margins increased 340 basis points on favorable ethylene market dynamics and higher volumes. In 2014, full year operating earnings were up 1 percent, overcoming the negative impacts of portfolio changes and the 60 day planned ethylene outage. Operating margins increased 70 basis points to close the year at 21 percent. For the first quarter, we anticipate sales will be down in the mid-single digits percent range due primarily to currency and portfolio impacts, ex portfolio sales up mid-single digits. Operating earnings are expected to be up in the mid-teens however on a percentage basis on improved volumes as prior year sales were constrained in advance of the scheduled ethylene outage. In 2015, we anticipate strong volumes will be more than offset by the combined negative impact of portfolio, price, and currency, resulting in sales down mid-single digits. Full year operating earnings are expected to increase in the mid- single digit range however as higher volumes more than offset the negative impact of currency.

Segment Commentary Fourth Quarter Earnings 2014 23 Industrial Biosciences Industrial Biosciences sales of $322 million were 1 percent lower as 2 percent higher volumes were more than offset by the impact of currency. Growth in enzymes was driven by new product offerings and increased sales into emerging markets while biomaterials volumes were lower on weaker demand in key US markets. Sales from recently launched enzyme offerings in ethanol, animal nutrition and food enzyme markets contributed to positive volume growth in the quarter. Ethanol industry fundamentals are adjusting to a lower energy cost environment but demand for DuPont’s novel enzymes and other functional bio products designed to increase production rates, yield and efficiency remained steady. In 2015, enzyme demand for ethanol production is expected to remain stable although ethanol producer margins are expected to transition from their peak levels in 2014. Fourth quarter operating earnings were up 23 percent on higher volumes with a stronger product mix and lower costs. For the full year 2014, higher volumes and improved mix from the continued ramp of new products helped deliver a 25 percent increase in operating earnings and a 300 basis point increase in operating margins. For the 1st quarter 2015, we anticipate higher segment volumes will be offset by the negative impacts of currency and lower prices, resulting in sales even with the prior year. First quarter operating earnings are also expected to be even with the prior year. For the full year, we expect sales will be flat but higher volumes and stronger mix will result in earnings up in the high- teens on a percentage basis.

Segment Commentary Fourth Quarter Earnings 2014 24 Electronics & Communications Sales in Electronics & Communications were 11 percent lower in the fourth quarter. Volume growth in several product lines was more than offset by competitive pressures impacting Solamet® paste and the pass-through of lower metals prices. Operating earnings of $97 million increased $4 million, or 4 percent, as lower volumes were offset by lower costs and productivity improvements. Full year sales were 6 percent lower as volume growth in several product lines was more than offset by lower metals prices and by competitive pressures in photovoltaic paste. Full year 2014 operating earnings of $355 million increased $21 million, or 6 percent, on volume growth and productivity gains, partially offset by the absence of $20 million in OLED licensing income realized during 2013. Looking ahead to 2015, global photovoltaic module installations are expected to grow about 20 percent fueled by installations in China, Japan, the U.S. and in developing markets. We expect continued strength in Tedlar® film, consumer electronics and packaging graphics. In the short-term, we expect segment results will continue to be negatively impacted by declines in Solamet® paste, as intense competition has impacted price and share in this business. We are the market and technology leader in photovoltaics and are driving a robust innovation pipeline aimed at furthering solar cell efficiency and module lifetime. We have begun testing a new metallized paste product for the PV market with customers, and expect to ramp up production in 2015. For the first quarter we expect sales to be down about 10 percent from short-term challenges in PV paste and lower metals prices with operating earnings about flat, benefitting from productivity. We expect to see the impact of our new photovoltaic paste products in the second half of the year. Full year sales are expected to be up low-single digits percent from volume gains offset by the pass-through of lower metals prices. For the year we expect operating earnings to be up in the high-teens percent range.

Segment Commentary Fourth Quarter Earnings 2014 25 Nutrition & Health In Nutrition & Health, sales were 3 percent lower as continued volume growth in cultures and probiotics was more than offset by the negative impact of currency. Operating earnings increased $1 million as the negative impact of currency and unfavorable mix were offset by a gain on termination of a distribution agreement of $18 million and lower costs. This was the sixth consecutive quarter of year-over-year operating margin improvement. Our disciplined focus on productivity and mix enrichment is paying off as operating margins improved over 200 basis points for the full year. 2014 was a strong year for the segment as full year operating earnings grew 27 percent from improved product mix, volume growth, productivity and a gain on termination of a distribution agreement, partially offset by the negative impact of currency. Market conditions are expected to remain challenging in Europe where the Russia food import ban continues to have an effect and currency will be a strong headwind. In the first quarter, we expect sales and operating earnings to be about flat with broad-based volume gains negated by the impact of currency. Full year sales are expected to be about flat with broad-based volume gains offset by currency. Full year operating earnings are expected to be mid-single digits percent higher benefitting from lower raw material costs, improved mix and a continued focus on productivity, further expanding operating margins.

Segment Commentary Fourth Quarter Earnings 2014 26 Safety & Protection Sales of $943 million were down 3 percent as volume growth was more than offset by the impact of the Sontara® divestiture. Higher volumes in industrial markets, including demand for Nomex® thermal resistant fiber, Kevlar® high strength materials and Tyvek® protective material, were offset by currency. Nomex® demand growth was fueled by thermal industrial and energy solutions applications. Kevlar® demand growth was driven by increased sales into the public and transportation sectors. Tyvek® demand was driven by industrial demand and the global Ebola response. Regionally, sales volume growth in Europe, the United States, and Canada, was offset by lower volumes in Latin America. Fourth quarter segment operating earnings of $209 million were flat year over year. Operating earnings benefitted from improved margins, increased demand from industrial markets, lower costs, and continued benefits from productivity were offset by portfolio changes and currency. Full year 2014 operating earnings of $794 million increased $104 million, or 15 percent, from higher volumes driven by increased demand for Nomex® thermal resistant fiber and Kevlar® high strength materials, productivity improvements and lower product costs, partially offset by lower sales from clean technologies offerings and portfolio changes. Operating margins were up 260 basis points versus prior year. In the first quarter 2015, volume growth in the mid-to-high single digits percent will be more than offset by the impact of currency and portfolio changes. Operating earnings growth in the mid-single digit percent range on mix enrichment and sustained operational productivity. For the full year 2015, segment sales are expected to be flat and earnings up in the low-teens on a percentage basis as strong volume growth, continued margin improvement and productivity, will be offset by portfolio changes and currency.

Segment Commentary Fourth Quarter Earnings 2014 27 Performance Chemicals Sales were down 6 percent due primarily to a 5 percent negative portfolio impact. Volumes were up 3 percent on solid demand for chemicals and fluoroproducts. In Ti02, volumes were flat and prices were down 7 percent from the prior year, 6 percent on a sequential basis. Competitive pressures in Ti02 remain high as soft industry fundamentals, especially in Europe, contributed to lower prices in the quarter. We believe industry utilization rates remain essentially unchanged with inventory levels near normal. Operating earnings were down 1 percent as gains from the sales of non-strategic assets, higher volumes and lower costs were more than offset by lower segment prices, currency and portfolio impacts. The fourth quarter included a gain of $23 million from the sale of a business. For the full year 2014, sales declined 6 percent and operating earnings declined 8 percent due primarily to lower segment prices paired with the negative impact of portfolio changes. In the first quarter 2015, we anticipate sales will be down in the mid-single digits on a percent basis and operating earnings will be down about 35 percent due primarily to lower USD pricing. Full year 2015, segment volumes are expected to grow at 1-2 times the rate of GDP with full year sales up low-single digits on a percent basis. Full year operating earnings are expected to be about flat as higher volumes are offset by the negative impact of currency and portfolio changes.

INDEX PAGE SELECTED OPERATING RESULTS 28 SELECTED INCOME STATEMENT DATA 29 SEGMENT SALES 30 SEGMENT PRETAX OPERATING INCOME 31 SEGMENT OPERATING EARNINGS 32 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME 33 RECONCILIATION OF NON-GAAP MEASURES 34-36 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 37 Note: Management believes that an analysis of operating earnings (as defined on page 28), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) DECEMBER 31, 2014

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)

(dollars in millions)

	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
INCOME STATEMENT DATA																
Consolidated Net Sales	34,723	7,378	7,511	9,706	10,128	35,734	7,747	7,735	9,844	10,408	34,812	7,325	7,390	9,917	10,180	33,681
Operating Earnings After Income Taxes, Attributable to DuPont (1)	3,703	649	497	1,085	1,472	3,632	558	426	1,189	1,459	3,566	193	405	1,421	1,547	3,790
Significant Items - After-tax	(9)	39	(44)	8	(12)	(423)	(294)	(71)	(78)	20	(680)	(91)	(342)	(215)	(32)	(237)
Non-Operating Pension & OPEB Costs - After-tax	(84)	(20)	(20)	(23)	(21)	(360)	(81)	(95)	(85)	(99)	(439)	(99)	(106)	(116)	(118)	(361)
Income from Continuing Operations After Income Taxes Attributable to DuPont	3,610	668	433	1,070	1,439	2,849	183	260	1,026	1,380	2,447	3	(43)	1,090	1,397	3,192
Depreciation	1,254	310	309	323	312	1,280	319	317	317	327	1,319	328	331	332	328	1,199
STATEMENT OF CASH FLOW DATA (2)																
Cash Provided by (Used for) Operating Activities	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,275	691	760	(1,877)	5,152
Capital Expenditures (3)	2,062	714	544	462	342	1,940	674	478	449	339	1,890	720	460	407	303	1,910

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post-employment benefit (OPEB) costs".

(2) Data is on a total company basis.

(3) Includes purchases of property, plant and equipment and investment in affiliates.

Note: The data above provides a historical display of Selected Income Statement Data included in our Quarterly Earnings Release financials. See Quarterly Earnings Release financials for full details, including details on "Significant Items".

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 28 1/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Consolidated Net Sales	34,723	7,378	7,511	9,706	10,128	35,734	7,747	7,735	9,844	10,408	34,812	7,325	7,390	9,917	10,180	33,681
Segment Sales	35,011	7,439	7,580	9,783	10,209	36,046	7,814	7,813	9,925	10,494	35,194	7,397	7,480	10,022	10,295	34,087
Segment Operating Earnings (1)	5,955	1,014	923	1,770	2,248	5,925	939	853	1,857	2,276	6,251	616	921	2,241	2,473	6,292
Adjusted EBIT (Operating Earnings) (1) (2)	5,435	992	969	1,529	1,945	5,021	675	587	1,693	2,066	5,147	346	614	2,058	2,129	5,293
Adjusted EBITDA (Operating Earnings) (1) (2)	7,052	1,371	1,327	1,972	2,382	6,624	1,062	966	2,097	2,499	6,778	740	1,007	2,475	2,556	6,744
Operating Earnings Before Income Taxes (1)	5,069	905	877	1,439	1,848	4,587	567	482	1,582	1,956	4,708	230	501	1,950	2,027	4,886
Operating Earnings Per Share (1) (3)	4.01	0.71	0.54	1.17	1.58	3.88	0.59	0.45	1.28	1.56	3.77	0.20	0.43	1.50	1.64	4.02

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 28) before income taxes, net income attributable to noncontrolling interests and interest expense.
Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

Note: The data above provides a historical display of Selected Income Statement Data included in our Quarterly Earnings Release financials. See Quarterly Earnings Release financials for full details, including details on "Significant Items".

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 29 1/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SEGMENT SALES (UNAUDITED)

(dollars in millions)

SEGMENT SALES	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	11,304	1,732	1,563	3,615	4,394	11,739	1,806	1,633	3,631	4,669	10,426	1,535	1,423	3,388	4,080	9,166
Electronics & Communications	2,393	573	623	617	580	2,549	642	638	653	616	2,701	622	607	795	677	3,173
Industrial Biosciences	1,258	322	318	317	301	1,224	326	305	304	289	1,180	300	292	300	288	705
Nutrition & Health	3,529	843	899	926	861	3,473	872	868	865	868	3,422	853	876	885	808	2,460
Performance Chemicals[(1)]	6,497	1,564	1,646	1,696	1,591	6,932	1,671	1,781	1,837	1,643	7,450	1,644	1,794	2,043	1,969	8,055
Performance Materials[(1)]	6,129	1,461	1,552	1,582	1,534	6,239	1,521	1,602	1,615	1,501	6,185	1,478	1,552	1,624	1,531	6,554
Safety & Protection	3,896	943	977	1,029	947	3,884	975	985	1,017	907	3,825	964	934	986	941	3,934
Other	5	1	2	1	1	6	1	1	3	1	5	1	2	1	1	40
Total Segment Sales	35,011	7,439	7,580	9,783	10,209	36,046	7,814	7,813	9,925	10,494	35,194	7,397	7,480	10,022	10,295	34,087
Elimination of Transfers	(288)	(61)	(69)	(77)	(81)	(312)	(67)	(78)	(81)	(86)	(382)	(72)	(90)	(105)	(115)	(406)
CONSOLIDATED NET SALES	34,723	7,378	7,511	9,706	10,128	35,734	7,747	7,735	9,844	10,408	34,812	7,325	7,390	9,917	10,180	33,681

(1) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

Note: The data above provides a historical display of selected data included in our Quarterly Earnings Release financials.

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 30 1/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

INCOME FROM CONTINUING OPERATIONS (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX OPERATING INCOME (LOSS)	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	2,668	492	(55)	789	1,442	2,132	(108)	(102)	861	1,481	1,669	(103)	(198)	682	1,288	1,566
Electronics & Communications	271	81	94	21	75	203	(38)	97	95	49	222	41	(99)	221	59	438
Industrial Biosciences	198	38	47	57	56	170	41	45	43	41	159	41	37	42	39	2
Nutrition & Health	365	75	100	97	93	305	87	81	61	76	270	22	64	105	79	76
Performance Chemicals[(1)]	913	226	249	232	206	941	228	189	268	256	1,826	210	417	613	586	2,162
Performance Materials[(1)]	1,590	262	370	665	293	1,264	278	367	332	287	1,073	263	223	325	262	1,031
Safety & Protection	742	188	201	178	175	694	213	171	172	138	562	130	92	181	159	661
Other	(391)	(132)	(83)	(84)	(92)	(340)	(91)	(107)	(55)	(87)	(412)	(80)	(75)	(208)	(49)	(55)
TOTAL SEGMENT PRETAX OPERATING INCOME	6,356	1,230	923	1,955	2,248	5,369	610	741	1,777	2,241	5,369	524	461	1,961	2,423	5,881
Net Exchange Gains (Losses)	135	122	218	(109)	(96)	(128)	(73)	(101)	35	11	(215)	(54)	(130)	50	(81)	(146)
Non-Operating Pension & OPEBs Costs	(124)	(30)	(30)	(34)	(30)	(539)	(124)	(142)	(126)	(147)	(654)	(147)	(157)	(174)	(176)	(540)
Corporate Expenses	(999)	(272)	(232)	(278)	(217)	(765)	(183)	(162)	(206)	(214)	(948)	(240)	(233)	(224)	(251)	(869)
Interest Expense	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(117)	(116)	(117)	(114)	(447)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,991	963	786	1,440	1,802	3,489	122	228	1,365	1,774	3,088	(34)	(175)	1,496	1,801	3,879
(Provision For) Benefit From Income Taxes on Continuing Operations	(1,370)	(295)	(352)	(366)	(357)	(626)	61	35	(335)	(387)	(616)	38	135	(397)	(392)	(647)
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER INCOME TAXES	3,621	668	434	1,074	1,445	2,863	183	263	1,030	1,387	2,472	4	(40)	1,099	1,409	3,232

(1) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

Note: The data above provides a historical display of selected data included in our Quarterly Earnings Release financials.

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 31 1/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Agriculture	2,352	129	(55)	836	1,442	2,483	88	(62)	941	1,516	2,138	(77)	(70)	947	1,338	1,791
Electronics & Communications	355	97	94	89	75	334	93	97	95	49	259	43	58	99	59	438
Industrial Biosciences	211	49	47	59	56	169	40	45	43	41	162	41	40	42	39	81
Nutrition & Health	380	82	100	105	93	299	81	81	61	76	319	58	77	105	79	202
Performance Chemicals[(1)]	934	228	249	251	206	1,015	230	261	268	256	1,862	243	420	613	586	2,162
Performance Materials[(1)]	1,298	332	370	303	293	1,280	294	367	332	287	1,177	266	324	325	262	984
Safety & Protection	794	209	201	209	175	690	209	171	172	138	620	133	147	181	159	661
Other	(369)	(112)	(83)	(82)	(92)	(345)	(96)	(107)	(55)	(87)	(286)	(91)	(75)	(71)	(49)	(27)
TOTAL SEGMENT OPERATING EARNINGS	5,955	1,014	923	1,770	2,248	5,925	939	853	1,857	2,276	6,251	616	921	2,241	2,473	6,292
Corporate Expenses	(702)	(144)	(171)	(186)	(201)	(762)	(191)	(162)	(195)	(214)	(864)	(215)	(174)	(224)	(251)	(813)
Interest Expense	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(117)	(116)	(117)	(114)	(447)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS	4,876	783	659	1,490	1,944	4,715	640	583	1,547	1,945	4,923	284	631	1,900	2,108	5,032
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(938)	(71)	(122)	(347)	(398)	(983)	(43)	(111)	(373)	(456)	(1,190)	(61)	(164)	(460)	(505)	(1,137)
Net After-tax Exhange (Losses) Gains	(224)	(63)	(39)	(54)	(68)	(86)	(39)	(43)	19	(23)	(142)	(29)	(59)	(10)	(44)	(65)
Less: Net Income Attr. to Noncontrolling Interests	11	-	1	4	6	14	-	3	4	7	25	1	3	9	12	40
OPERATING EARNINGS	3,703	649	497	1,085	1,472	3,632	558	426	1,189	1,459	3,566	193	405	1,421	1,547	3,790
Net Income Attributable to Noncontrolling Interests	11	-	1	4	6	14	-	3	4	7	25	1	3	9	12	40
Non-Operating Pension & OPEB Costs - After-tax	(84)	(20)	(20)	(23)	(21)	(360)	(81)	(95)	(85)	(99)	(439)	(99)	(106)	(116)	(118)	(361)
Significant Items - After-tax	(9)	39	(44)	8	(12)	(423)	(294)	(71)	(78)	20	(680)	(91)	(342)	(215)	(32)	(237)
INCOME (LOSS) FROM CONTINUING OPERATIONS AFTER INCOME TAXES	3,621	668	434	1,074	1,445	2,863	183	263	1,030	1,387	2,472	4	(40)	1,099	1,409	3,232

(1) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

Note: The data above provides a historical display of selected data included in our Quarterly Earnings Release financials.

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 32 1/27/2015

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 33 1/27/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES SEGMENT PRETAX IMPACT OF Year Year Year Year SIGNIFICANT ITEMS 2014 4Q14 3Q14 2Q14 1Q14 2013 4Q13 3Q13 2Q13 1Q13 2012 4Q12 3Q12 2Q12 1Q12 2011 Agriculture 316 363 - (47) - (351) (196) (40) (80) (35) (469) (26) (128) (265) (50) (225) Electronics & Communications (84) (16) - (68) - (131) (131) - - - (37) (2) (157) 122 - - Industrial Biosciences (13) (11) - (2) - 1 1 - - - (3) - (3) - - (79) Nutrition & Health (15) (7) - (8) - 6 6 - - - (49) (36) (13) - - (126) Performance Chemicals (21) (2) - (19) - (74) (2) (72) - - (36) (33) (3) - - - Performance Materials 292 (70) - 362 - (16) (16) - - - (104) (3) (101) - - 47 Safety & Protection (52) (21) - (31) - 4 4 - - - (58) (3) (55) - - - Other (22) (20) - (2) - 5 5 - - - (126) 11 - (137) - (28) TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX 401 216 - 185 - (556) (329) (112) (80) (35) (882) (92) (460) (280) (50) (411) Note: The data above provides a historical display of significant items included in our Quarterly Earnings Release financials. SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED) (dollars in millions)

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
RECONCILIATION OF DILUTED EPS (1)																
Operating EPS	4.01	0.71	0.54	1.17	1.58	3.88	0.59	0.45	1.28	1.56	3.77	0.20	0.43	1.50	1.64	4.02
Non-Operating Pension & OPEB Costs	(0.10)	(0.02)	(0.02)	(0.03)	(0.03)	(0.39)	(0.09)	(0.09)	(0.10)	(0.11)	(0.46)	(0.11)	(0.11)	(0.12)	(0.12)	(0.39)
Significant Items	(0.01)	0.04	(0.05)	0.01	(0.01)	(0.45)	(0.31)	(0.08)	(0.08)	0.02	(0.72)	(0.09)	(0.37)	(0.23)	(0.04)	(0.25)
GAAP EPS from continuing operations	3.90	0.73	0.47	1.15	1.54	3.04	0.19	0.28	1.10	1.47	2.59	-	(0.05)	1.15	1.48	3.38
RECONCILIATION OF SEGMENT PTOI																
Segment Operating Earnings	5,955	1,014	923	1,770	2,248	5,925	939	853	1,857	2,276	6,251	616	921	2,241	2,473	6,292
Significant Items included in Segment PTOI	401	216	-	185	-	(556)	(329)	(112)	(80)	(35)	(882)	(92)	(460)	(280)	(50)	(411)
Segment PTOI	6,356	1,230	923	1,955	2,248	5,369	610	741	1,777	2,241	5,369	524	461	1,961	2,423	5,881
RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS																
Income From Continuing Operations Before Income Taxes	4,991	963	786	1,440	1,802	3,489	122	228	1,365	1,774	3,088	(34)	(175)	1,496	1,801	3,879
Add: Significant Items - Pretax - (Benefit) / Charge	(46)	(88)	61	(35)	16	559	321	112	91	35	966	117	519	280	50	467
Add: Non-Operating Pension & OPEB Costs - Pretax	124	30	30	34	30	539	124	142	126	147	654	147	157	174	176	540
Operating Earnings Before Income Taxes	5,069	905	877	1,439	1,848	4,587	567	482	1,582	1,956	4,708	230	501	1,950	2,027	4,886
Less: Net Income Attributable to Noncontrolling Interests	11	-	1	4	6	14	-	3	4	7	25	1	3	9	12	40
Add: Interest Expense	377	87	93	94	103	448	108	108	115	117	464	117	116	117	114	447
Adjusted EBIT (Operating Earnings)	5,435	992	969	1,529	1,945	5,021	675	587	1,693	2,066	5,147	346	614	2,058	2,129	5,293
Add: Depreciation and Amortization	1,617	379	358	443	437	1,603	387	379	404	433	1,631	394	393	417	427	1,451
Adjusted EBITDA (Operating Earnings)	7,052	1,371	1,327	1,972	2,382	6,624	1,062	966	2,097	2,499	6,778	740	1,007	2,475	2,556	6,744

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 34 1/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT

	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Sep-12	Jun-12	Mar-12	Dec-11
Cash and Cash Equivalents	6,910	3,982	4,174	3,782	8,941	7,005	6,685	6,555	4,284	3,418	3,506	3,410	3,586
Marketable Securities	124	566	173	67	145	184	211	26	123	105	50	191	433
Total Cash	7,034	4,548	4,347	3,849	9,086	7,189	6,896	6,581	4,407	3,523	3,556	3,601	4,019
Short-Term Borrowings and Capital Lease Obligations	1,423	3,889	2,506	2,019	1,721	4,204	3,315	2,006	1,275	4,564	3,696	3,593	817
Long-Term Borrowings and Capital Lease Obligations	9,271	9,279	9,292	9,298	10,741	10,755	10,765	11,279	10,465	10,502	11,254	11,232	11,736
Total Debt	10,694	13,168	11,798	11,317	12,462	14,959	14,080	13,285	11,740	15,066	14,950	14,825	12,553
Net Debt (Non-GAAP)	3,660	8,620	7,451	7,468	3,376	7,770	7,184	6,704	7,333	11,543	11,394	11,224	8,534

CALCULATION OF FREE CASH FLOW

	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
Cash Provided by (Used for) Operating Activities	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,275	691	760	(1,877)	5,152
Less: Purchases of Property, Plant and Equipment	2,020	709	530	461	320	1,882	659	466	436	321	1,793	654	443	395	301	1,843
Free Cash Flow	1,692	4,805	(261)	(111)	(2,741)	1,297	4,853	(168)	(400)	(2,988)	3,056	4,621	248	365	(2,178)	3,309

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 35 1/27/2015

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	4Q12	3Q12	2Q12	1Q12	Year 2011
SEGMENT PTOI MARGIN % (PTOI / Segment Sales) (1)																
Agriculture	23.6%	28.4%	-3.5%	21.8%	32.8%	18.2%	-6.0%	-6.2%	23.7%	31.7%	16.0%	-6.7%	-13.9%	20.1%	31.6%	17.1%
Electronics & Communications	11.3%	14.1%	15.1%	3.4%	12.9%	8.0%	-5.9%	15.2%	14.5%	8.0%	8.2%	6.6%	-16.3%	27.8%	8.7%	13.8%
Industrial Biosciences	15.7%	11.8%	14.8%	18.0%	18.6%	13.9%	12.6%	14.8%	14.1%	14.2%	13.5%	13.7%	12.7%	14.0%	13.5%	0.3%
Nutrition & Health	10.3%	8.9%	11.1%	10.5%	10.8%	8.8%	10.0%	9.3%	7.1%	8.8%	7.9%	2.6%	7.3%	11.9%	9.8%	3.1%
Performance Chemicals[(2)]	14.1%	14.5%	15.1%	13.7%	12.9%	13.6%	13.6%	10.6%	14.6%	15.6%	24.5%	12.8%	23.2%	30.0%	29.8%	26.8%
Performance Materials[(2)]	25.9%	17.9%	23.8%	42.0%	19.1%	20.3%	18.3%	22.9%	20.6%	19.1%	17.3%	17.8%	14.4%	20.0%	17.1%	15.7%
Safety & Protection	19.0%	19.9%	20.6%	17.3%	18.5%	17.9%	21.8%	17.4%	16.9%	15.2%	14.7%	13.5%	9.9%	18.4%	16.9%	16.8%
TOTAL SEGMENT PTOI MARGIN %	18.2%	16.5%	12.2%	20.0%	22.0%	14.9%	7.8%	9.5%	17.9%	21.4%	15.3%	7.1%	6.2%	19.6%	23.5%	17.3%
SEGMENT OPERATING EARNINGS MARGIN % (Operating Earnings / Segment Sales) (1)																
Agriculture	20.8%	7.4%	-3.5%	23.1%	32.8%	21.2%	4.9%	-3.8%	25.9%	32.5%	20.5%	-5.0%	-4.9%	28.0%	32.8%	19.5%
Electronics & Communications	14.8%	16.9%	15.1%	14.4%	12.9%	13.1%	14.5%	15.2%	14.5%	8.0%	9.6%	6.9%	9.6%	12.5%	8.7%	13.8%
Industrial Biosciences	16.8%	15.2%	14.8%	18.6%	18.6%	13.8%	12.3%	14.8%	14.1%	14.2%	13.7%	13.7%	13.7%	14.0%	13.5%	11.5%
Nutrition & Health	10.8%	9.7%	11.1%	11.3%	10.8%	8.6%	9.3%	9.3%	7.1%	8.8%	9.3%	6.8%	8.8%	11.9%	9.8%	8.2%
Performance Chemicals[(2)]	14.4%	14.6%	15.1%	14.8%	12.9%	14.6%	13.8%	14.7%	14.6%	15.6%	25.0%	14.8%	23.4%	30.0%	29.8%	26.8%
Performance Materials[(2)]	21.2%	22.7%	23.8%	19.2%	19.1%	20.5%	19.3%	22.9%	20.6%	19.1%	19.0%	18.0%	20.9%	20.0%	17.1%	15.0%
Safety & Protection	20.4%	22.2%	20.6%	20.3%	18.5%	17.8%	21.4%	17.4%	16.9%	15.2%	16.2%	13.8%	15.7%	18.4%	16.9%	16.8%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	17.0%	13.6%	12.2%	18.1%	22.0%	16.4%	12.0%	10.9%	18.7%	21.7%	17.8%	8.3%	12.3%	22.4%	24.0%	18.5%

(1) Segment PTOI / Operating Earnings margin %'s for Other (which includes the previous Pharmaceuticals segment) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

(2) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 36 1/27/2015

4Q14 Supplemental Financial Data and Non-GAAP Reconciliations 37 1/27/2015 E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2015 Outlook1 2014 Actual Effective income tax rate 21.0% 27.4% Significant items effect and non-operating pension/OPEB costs effect 1.0% (0.7%) 22.0% 26.7% Exchange gains (losses) effect2 0% (7.5%) Base income tax rate from continuing operations 22.0% 19.2% 1 - Represents the company's anticipated full year tax rates. 2 - The company does not forecast the impact of exchange gains (losses) on the projected tax rate. Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Year ended December 31,

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